SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrants [X]
Filed by a Party other than the Registrants [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant toss.240.14a-12

                          JOURNAL COMMUNICATIONS, INC.
                         JOURNAL EMPLOYEES' STOCK TRUST
                         ------------------------------
         (Name of Registrants as Specified in their respective Charters)

    (Name of Person(s) Filing Proxy Statement if other than the Registrants)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)   Proposed maximum aggregate value of transaction:

     5)   Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

                 [Letter sent on May 21, 2001 to employee-owners
                       who had not yet delivered a proxy.]

                    [Journal Communications, Inc. letterhead]


Dear Journal Communications Employee-Owner,


Our records indicate that you have not yet returned your signed and dated proxy. If you have already mailed your proxy ballot, thank you. Apparently this letter and your ballot have crossed in the mail.

In the event you have misplaced the original sent to you earlier this month, we are enclosing another personalized ballot for you to execute, sign, date and return in the enclosed envelope.

Your vote is very important. The JESTA Trustees would like to remind you that failure to sign, date and return your ballot has the effect of voting your units against the four proposed amendments to JESTA.

If you have any questions regarding the amendments, please contact Steve Smith, Doug Kiel or Paul Bonaiuto.

Thank you.

/s/ Ralph Seeger

Ralph Seeger
Manager, Retirement Benefits Office